EXHIBIT 4(b)(1)


               Form of Floating Rate Note due 2003

                      WESTVACO CORPORATION

                                       CUSIP: 961548 AX 2
No.                                       $


          WESTVACO CORPORATION, a Delaware corporation

(hereinafter called the "Company", which term includes any

successor corporation under the Indenture herienafter

referred to), for value received, hereby promises to pay to

                , or registered assigns, the principal sum

of                       Dollars on June 5, 2003, and to

pay interest thereon from June 5, 2000, or from the most

recent Interest Payment Date to which interest has been

paid or duly provided for, quarterly on March 5, June 5,

September 5 and December 5 in each year commencing

September 5, 2000, at a rate per annum, reset quarterly,

equal to LIBOR (as defined below) plus 0.90%, as determined

by the Calculation Agent, until the principal hereof is

paid or made available for payment.  The amount of interest

to be paid on this Security for each Interest Period will

be calculated by adding the Daily Interest Amount for each

day in the Interest Period.  The interest so payable, and

punctually paid or duly provided for, on any Interest

Payment Date will, as provided in such Indenture, be paid

to the Person in whose name this Security (or one or more

Predecessor Securities) is registered at the close of

business on the Regular Record Date for such interest,

which shall be the 15th calendar day (whether or not a

Business Day) next preceding such Interest Payment Date.

Any such interest not so punctually paid or duly provided

for will forthwith cease to be payable to the Holder on

such Regular Record Date and may either be paid to the

Person in whose name this Security (or one or more

Predecessor Securities) is registered at the close of

business on a Special Record Date for the payment of such

Defaulted Interest to be fixed by the Trustee, notice

whereof shall be given to Holders of Securities of this

series not less than 10 days prior to such Special Record

Date, or be paid at any time in any other lawful manner not

inconsistent with the requirements of any securities

exchange on which the Securities of this series may be

listed, and upon such notice as may be required by such

exchange, all as more fully provided in said Indenture.



          Payment of the principal of (and premium, if any)

and interest on this Security will be made at the offices

or agencies of the Company maintained for that purpose in

the Borough of Manhattan, The City of New York, in such

coin or currency of the United States of America as at the

time of payment is legal tender for payment of public and

private debts; provided, however, that at the option of the

Company payment of interest may be made by check drawn upon

any Paying Agent and mailed on or prior to an Interest

Payment Date to the address of the Person entitled thereto

as such address shall appear in the Security Register.



          Reference is hereby made to the further

provisions of this Security set forth on the reverse

hereof, which further provisions shall for all purposes

have the same effect as if set forth at this place.



          Unless the certificate of authentication hereon

has been executed by the Trustee referred to on the reverse

hereof, directly or through an authenticating agent, by the

manual signature of an authorized officer, this Security

shall not be entitled to any benefit under the Indenture or

be valid or obligatory for any purpose.



          IN WITNESS WHEREOF, the Company has caused this

instrument to be duly executed under its corporate seal.



Dated:

                                   WESTVACO CORPORATION


                                   By:
                                   ______________________________
                                   _

[Seal]

Attest:


____________________________


          This is one of the Securities of the series designated

therein referred to in the within-mentioned Indenture.



                                   THE BANK OF NEW YORK
                                     as Trustee


                                   By:
                                   ______________________________
                                   __
                                               Authorized
                                   Signatory
                      [REVERSE OF SECURITY]


          This Security is one of a duly authorized issue of

securities of the Company (herein called the "Securities"),

issued and to be issued in one or more series under an Indenture,

dated as of March 1, 1983 (herein called the "Indenture"),

between the Company and Irving Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures

supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and

immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are,

and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, limited in

aggregated principal amount to $200,000,000.



          Upon not less than 30 nor more than 60 days' notice,

the Company may redeem this Security, in whole or in part, on any

Interest Payment Date on or after June 5, 2001, at a Redemption

Price equal to 100% of the principal amount hereof, together with accrued and unpaid interest hereon, if any, to the Redemption

Date.  Notice of redemption shall be given as provided in the

Indenture.



          If an Event of Default with respect to Securities of

this series shall occur and be continuing, the principal of the

Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.



          The Indenture permits, with certain exceptions as

therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the

Holders of the Securities of each series to be affected under the

Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the

Securities at the time Outstanding of each series to be affected.

The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the

Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and

certain past defaults under the Indenture and their consequences.

Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future

Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.



          No reference herein to the Indenture and no provision

of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional,

to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.  However, notwithstanding any other provisions of this Security or the Indenture, the interest rate on this Security will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United

States law or general application.



          As provided in the Indenture and subject to certain

limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this

Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by,

or accompanied by a written instrument of transfer in form

satisfactory to the Company and the Security Registrar duly

executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series,

of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or

transferees.



          The Securities of this series are issuable only in

registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal

amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.



          No service charge shall be made for any such

registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other

governmental charge payable in connection therewith.



          Prior to due presentment of this Security for

registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes,

whether or not this Security be overdue, and neither the Company,

the Trustee nor any such agent shall be affected by notice to the contrary.



          All percentages resulting from any calculations

required by this Security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of percentage point rounded upwards (e.g.,

9.876545% (or .09876545) being rounded to 9.87655% (or .0987655))

and all dollar amounts used in or resulting from such

calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).



          All terms used in this Security which are defined in

the Indenture shall have the meanings assigned to them in the

Indenture.  In addition, the following terms used in this

Security shall have the definitions set forth below:



          "Calculation Agent" means The Bank of New York in its

capacity as calculation agent for this Security, or any successor thereto.  The Company may appoint a successor Calculation Agent with the consent of the Trustee, which consent shall not be

unreasonably withheld.



          "Daily Interest Amount" means the amount calculated by

dividing the interest rate in effect for that day by 360 and multiplying the result by the principal amount of this Security.



          "Determination Date" with respect to an Interest Period

will be the second London Banking day preceding the first day of the Interest Period.  The Determination Date with respect to the first Interest Period will be June 1, 2000.



          "Interest Period," with respect to any Interest Payment

Date, means the period commencing on and including the

immediately preceding Interest Payment Date and ending on and including the day next preceding such Interest Payment Date;

provided that the first Interest Period will begin on and include

June 5, 2000 and end on and include September 4, 2000.



          "LIBOR," with respect to an Interest Period, shall be

the rate (expressed as percentage per annum) for deposits in

United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date that

appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date.  If Telerate Page 3750 does not include this rate or is unavailable on the Determination Date, LIBOR for the Interest Period shall be the arithmetic mean of the rates

(expressed as a percentage per annum) for deposits in a

Representative Amount in United States dollars for a three-month period beginning on the second London Banking Day after the

Determination Date that appear on Reuters Screen LIBO Page as of

11:00 a.m., London time, on the Determination Date.  If Reuters

Screen LIBO Page does not include two or more rates or is

unavailable on the Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation

Agent, to provide that bank's offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on the Determination Date to prime banks in the London interbank market for deposits in a Representatives Amount in

United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date.  If at least two offered quotations are so provided, LIBOR for the

Interest Period will be the arithmetic mean of those quotations.

If fewer than two quotations are so provided, the Calculation

Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide that bank's rate

(expressed as a percentage per annum), as of approximately 11:00

a.m., New York City time, on the Determination Date for loans in

Representative Amount in United States dollars to leading

European banks for a three-month period beginning on the second

London Banking Day after the Determination Date.  If at least two rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of those rates.  If fewer than two rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.



          "London Banking Day" is any day in which dealings in

United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London

interbank market.



          "Representative Amount" means a principal amount that

is representative for a single transaction in the relevant market at the relevant time.



          "Reuters Screen LIBO Page" means the display designated

as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service).



          "Telerate Page 3750" means the display designated as

"Page 3750" on the Bridge Telerate Service (or such other page as may replace Page 3750 on that service).



                          ABBREVIATIONS


          The following abbreviations, when used in the

inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.



          TEN COM    - as tenants in common



          TEN ENT    - as tenants by the entireties



          JT TEN         - as joint tenants with right of

survivorship and not as tenants in common



          UNIF GIFT MIN ACT - _______________Custodian
________________
                          (Cust)           (Minor)
                          Under Uniform Gifts to Minors Act



                              _______________________
                                 (State)



          Additional abbreviations may also be used though not in the above list.

                           ASSIGNMENT


          FOR VALUE RECEIVED, the undersigned hereby sell(s),

assign(s) and transfer(s) unto

______________________________________________________ PLEASE

INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF

ASSIGNEE



          _____________________



          ______________________

_________________________________________________________________

______

_________________________________________________________________

______

(Please print or typewrite name and address including postal zip code, of assignee)



the within Security and all rights thereunder, hereby irrevocably constitutes and appoints

_________________________________________________________________

_____

_________________________________________________________________

_____

_________________________________________________________________

_____

to transfer said Security on the books of the Company, with full power of substitution in the premises.



Dated: ______________________  _____________________________







                               NOTICE:  The signature to this
                               assignment must correspond with
                               the name as written upon the face
                               of the within instrument in every
                               particular, without alteration or
                               enlargement or any change
                               whatsoever.